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                                                                  EXHIBIT 10.30


                      AMENDMENT AND FORBEARANCE AGREEMENT

       NBD Bank ("NBD" or "Lender"), Code-Alarm, Inc. ("Code-Alarm" or "Borrower") Tessco Group, Inc. ("Tessco"), Chapman Security Systems, Inc. ("Chapman"), Anes, Inc. d/b/a Anes Security, Inc. ("Anes") and Intercept Systems, Inc. ("Intercept"), enter into this Amendment and Forbearance Agreement (this "Agreement") on June 11, 1997. For convenience, (i) Tessco, Chapman, Anes and Intercept are referred to herein, collectively, as "Guarantors" and, individually, as "Guarantor", and (ii) Code-Alarm and Guarantors are referred to herein, collectively, as the "Parties" and, individually, as a "Party".

                                    RECITALS

       A. NBD, as lender and secured party, and Code-Alarm, as borrower and debtor, are parties to a certain Loan Agreement, dated as of June 28, 1996, (as may be amended and with all supplements thereto, the "Loan Agreement").

       B. In furtherance of, and in accordance with, the Loan Agreement, NBD agreed, among other things, to make available through May 31, 1998 a secured revolving credit facility (the "Revolving Credit Facility"), subject to certain limitations, up to a maximum principal amount of $14,250,000 in the aggregate at any time outstanding. The Revolving Credit Facility is evidenced by a Revolving Credit Note, dated June 28, 1996, in the original principal amount of $14,250,000 (the "Revolving Credit Note").

       C. NBD also made term loans to Code-Alarm evidenced by (i) a Term Note, dated June 28, 1996 in the original principal amount of $1,300,000 which matures on May 23, 1997 ("Term Note A"), and (ii) a Term Note, dated June 28, 1996 in the original principal amount of $1,650,000, which matures on May 23, 1999 ("Term Note B"). For convenience, Term Note A and Term Note B are referred to herein collectively as the "Term Notes."

       D. In addition, NBD holds five year brokered lease paper with respect to Code-Alarm (the "Brokered Lease Paper").

       E. Among other security agreements (i) Code-Alarm executed and delivered to NBD a Security Agreement, dated as of May 23, 1995 (as may be amended and with all supplements thereto, the "Security Agreement"); (ii) Code-Alarm executed and delivered to NBD a Pledge Agreement and Irrevocable Proxy, dated May 23, 1995 (as may be amended and with all supplements thereto, the "Pledge Agreement"); (iii) Code-Alarm, as both owner and beneficiary, executed and delivered to NBD an Assignment of Policy as Collateral Security, dated May 18, 1995, with respect to Mueller (the "Life Insurance Assignment"), and (iv) Code-Alarm procured for the benefit of NBD a multi-debtor trade credit insurance policy, issued by Reliance Insurance Company of Illinois, Policy No. 2535724-96 (the "Foreign Receivable Insurance Policy").

       F. All of the obligations of Code-Alarm to NBD, whether then existing or thereafter created or arising, are guaranteed by Guarantors pursuant to that certain guaranty contained in
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the Loan Agreement (the "Guaranty").  Each Guarantor's obligations with respect to the Guaranty are secured in accordance with the terms and conditions of a security agreement executed by each Guarantor in favor of NBD, each of which is dated as of May 23, 1995 (each as may be amended and with all supplements thereto, a "Guarantor Security Agreement" and, collectively, the "Guarantor Security Agreements"). For convenience, the Guaranty, the Guarantor Security Agreements and all other documents and agreements executed by any Guarantor in connection therewith are referred to collectively as the "Guarantor Loan Documents."

       G. Code-Alarm and each Guarantor also executed a Consent and Amendment of Security Documents dated June 28, 1996 (the "Ratification of Security Documents").

       H. For convenience, all of the foregoing documents, agreements, assignments, and promissory notes set forth in Recitals A through G above, together with any other documents, instruments, agreements or promissory notes executed in connection with, or in furtherance of, any of the foregoing, as amended from time to time, including as amended by this Agreement, but exclusive of all present or future oral agreements between NBD and any one or more of the Parties, are referred to, collectively, as the "Loan Documents."

       I. On May 1, 1997, there was (i) $11,146,987.20 in principal owing by Code-Alarm to NBD under the Revolving Credit Facility, (ii) $1,300,000 in principal owing by Code-Alarm to NBD under Term Loan A, (iii) $1,100,000 in principal owing by Code-Alarm to NBD under Term Loan B, and (iv) $268,125.97 in principal owing by Code-Alarm to NBD under the Brokered Lease Paper, plus accrued but unpaid interest, costs and expenses (including attorneys' fees) called for by the Loan Documents. Collectively, together with all other principal and interest due or becoming due to NBD, together with the payment of all other sums, indebtedness and liabilities of any and every kind now or hereafter owing and to become due from Code-Alarm to NBD, however created, incurred, evidenced, acquired or arising, and whether direct or indirect, primary, secondary, fixed or contingent, matured or unmatured, joint, several, or joint and several, and whether for principal, interest, reimbursement obligations, indemnity obligations, obligations under guaranty agreements, fees, costs, expenses, or otherwise, all of Code-Alarm's obligations under this Agreement, together with all other present and future obligations of Code-Alarm to NBD, are referred to, collectively, as the "Obligations."

       J.     Each Party, jointly and severally, acknowledges and agrees that
(i) the Obligations, Guarantors' obligations under the Guarantor Loan Documents, and all other obligations of any one or more of the Parties to NBD are owing to NBD without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind; (ii) the Obligations are secured by (a) valid, perfected, indefeasible, enforceable, first priority, liens and security interests in favor of NBD in, among other things, all of Code-Alarm's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, machinery, equipment, furniture, fixtures and all other tangible and intangible personal property and all proceeds and products of all of the foregoing, as more fully described in the Security Agreement; (b) a valid, perfected indefeasible and enforceable pledge


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by Code-Alarm to NBD of (i) all of the issued and outstanding shares of capital stock of each Guarantor, (ii) 66% of the issued and outstanding shares of capital stock of Europe Auto Equipment S.A. ("EAE"), a wholly-owned subsidiary of Code-Alarm, located in Paris, France, and (iii) 66% of the issued and outstanding capital stock of Code-Alarm Europe Ltd. ("Ltd"), a European holding company, wholly-owned by Code-Alarm, which owns 100% of the capital stock of Code-Alarm U.K. Ltd. ("UK"), Code-Alarm Iberica, S.A. ("Iberica") and
Code-Alarm Benelux ("Benelux"), each as more fully described in the Pledge Agreement; (c) a valid, perfected, indefeasible and enforceable assignment by Code-Alarm of a life insurance policy on the life of Mueller, as more fully described in the Life Insurance Assignment; and (d) valid, perfected, indefeasible, enforceable, first priority liens and security interests in favor of NBD in, among other things, all of each Guarantor's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, machinery, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products of all of the foregoing, as more fully described in Guarantor Security Agreements. For convenience, all collateral referred to in this paragraph, together with all other collateral described in the Loan Documents and all collateral heretofore, simultaneously herewith or hereafter granted to NBD by any one or more of the Parties to secure any of the Obligations or any one or more of the Parties' other obligations to NBD, including, without limitation, the obligations of any one or more of the Guarantors under the Guarantor Loan Documents, is referred to, collectively, as the "Collateral". In addition, for convenience, EAE, Ltd., UK, Iberica and Benelux are referred to, collectively, as the "Foreign Subsidiaries."

       K. Each Party reaffirms, ratifies, confirms and approves its obligations and duties under the Loan Documents, as modified by this Agreement. Without limiting the generality of the immediately preceding sentence, Guarantors hereby reaffirm, ratify, confirm and approve their obligations and duties under the Guarantor Loan Documents and the provisions herein, and acknowledge and agree that the Guarantor Loan Documents extend to, and cover, all of the Obligations, including the sums described in Paragraph I above.
Each Party, jointly and severally, reaffirms, ratifies and confirms the liens, mortgages, assignments and security interests granted to NBD in the Collateral under the Loan Documents or otherwise.

       L. During the fiscal years ended December 31, 1995 and December 31, 1996, Code-Alarm suffered substantial losses, leaving Code-Alarm in default under the Loan Documents. NBD informed Code-Alarm of these defaults and informed Code-Alarm that every effort should be made to effect an improvement in Code-Alarm's business and financial prospects.

       M. By letter dated April 4, 1997 (the "April 4 Letter"), NBD informed the Parties that, due to Code-Alarm's unsatisfactory performance and various defaults under the Loan Documents, NBD needed to more fully evaluate Code-Alarm's financial controls and performance, management goals and directions, NBD's collateral position and whether NBD wished to continue a lending relationship with Code-Alarm.

       N. Following the receipt of the April 4 Letter, representatives of the Parties and NBD discussed on several occasions the terms under which NBD would be willing to forbear and on





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May 8, 1997 a draft Amendment and Forbearance Agreement (the "Draft) was circulated to Code-Alarm and its counsel. On May 29, 1997 Code-Alarm's counsel informed NBD that Code-Alarm would not enter into an Amendment and Forbearance Agreement with NBD. On May 30, 1997, Code-Alarm's counsel informed NBD that Code-Alarm had decided to continue negotiations and to finalize and execute an Amendment and Forbearance Agreement. On Monday, June 2, 1997, the parties met to finalize an Amendment and Forbearance Agreement which was to be executed on June 3, 1997. On June 3, 1997, Code-Alarm's counsel again informed NBD that Code-Alarm would not execute the Amendment and Forbearance Agreement on that day as had been agreed. Therefore, on June 3, 1997, NBD sent Code-Alarm a Notice of Default (the "Notice of Default") notifying Code- Alarm of its default under its loan agreements with NBD and advising Code-Alarm that effective as of June 1, 1997, interest on all Obligations was being accrued at the overdue rate.

       O. Code-Alarm is in default under the Loan Documents for the following reasons:

                     (i) Code-Alarm is in violation of the following financial covenants contained in the Loan Agreement (collectively, the "Existing Covenant Violations");

                            (a) Based on Code-Alarm's audited financial statements for the 12 month period ended December 31, 1996 (the "1996 Financials"), the ratio of Consolidated Current Assets to Consolidated Current Liabilities is less than
                     1.4 to 1.0. (The 1996 Financials indicate that the ratio of Consolidated Current Assets to Consolidated Current Liabilities is 0.82 to 1.0).

                            (b) Based on the 1996 Financials, Consolidated Working Capital is less than $9,750,000. (The 1996 Financials indicate that Consolidated Working Capital is negative $4,791,137.)

                            (c) Based on the 1996 Financials, Consolidated Tangible Net Worth is less than $3,000,000. (The 1996 Financials indicate that Consolidated Tangible Net Worth is negative $1,548,019.)

                            (d) Based on the 1996 Financials, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth is greater than 9.5 to 1.0. (The 1996 Financials indicate that the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth is negative
                     18.33 to 1.0.)

                            (e)    Based on the 1996 Financials, the
                     Consolidated Fixed Charge Coverage Ratio is less than 1.0 to 1.0. (The 1996 Financials indicate that Consolidated Fixed Charge Coverage Ratio is negative 4.72 to 1.0.)





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                     (ii)   A tax lien in the amount of $34,128.76 for unpaid
       single business taxes assessed October 23, 1995 (the "Tax Lien") was filed against Code-Alarm on November 20, 1996.

                     (iii) The Commitment Fee due on March 31, 1997 was not paid.

                     (iv)   EAE filed for "bankruptcy" in France on April 30,
       1997.

                     (v) Code-Alarm did not meet reporting requirements set forth in the Loan Agreement for the reporting periods prior to the calendar year beginning January 1, 1997.

                     (vi) Based on the Borrowing Base Certificate for the month ended March 31, 1997, certified by Code-Alarm's Chief Financial Officer and delivered to NBD on April 23, 1997, Code-Alarm acknowledged it exceeded the Borrowing Base Formula set forth in the Loan Agreement by $1,847,000.

       For convenience, the Existing Covenant Violations together with all of the other above-described defaults, are referred to collectively as the "Existing Defaults." Each Party represents and warrants, after due inquiry and investigation, that none of them is aware of any other Events of Default or defaults, or of any event which, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.

       P. Each Party also acknowledges that based on the Existing Defaults, NBD has the right, without further notice, to enforce its rights under the Loan Documents (including the Guarantor Loan Documents) and applicable law.
Further, if NBD took such action, each Party acknowledges that NBD's actions would be within NBD's rights under the Loan Documents (including the Guarantor Loan Documents) and applicable law, and would be reasonable and appropriate under the circumstances.

       Q. Each Party acknowledges and agrees that (i) NBD has fully performed all of its obligations under the Loan Documents; (ii) NBD has no obligation to continue to lend to Code-Alarm, or to forbear from enforcing its rights and remedies beyond the Forbearance Period (as hereinafter defined);
(iii) notwithstanding anything to the contrary contained in the Loan Documents, any loans made after the date of this Agreement will be made in NBD's sole discretion; and (iv) NBD has made no representations of any nature or kind that funding in any amount will continue, or that the Forbearance Period (as hereinafter defined) will be extended beyond the expiration thereof.

       R. Each Party further acknowledges and agrees that the actions taken by NBD to date in furtherance of the Loan Documents are reasonable and appropriate under the circumstances and are within NBD's rights under the Loan Documents and applicable law.





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       S.     Each Party represents and warrants to NBD that he or it has received direct and substantial economic benefit from all of the Obligations and that he or it will continue to receive direct and substantial economic benefit from such loans, and from any other loans made or which may be made in the future to Code-Alarm.


       T. Each Party has requested that NBD agree to forbear from exercising its rights and remedies under the Loan Documents and applicable law in connection with the Existing Defaults until July 31, 1997.

       U. Subject to the terms and conditions of this Agreement, and in reliance on the Parties' agreements, acknowledgments, representations, and warranties in this Agreement, NBD has agreed to amend the Loan Documents, and forbear from enforcing its rights and remedies on account of the Existing Defaults under the Loan Documents (including the Guarantor Loan Documents) and applicable law, as set forth below.

                                   AGREEMENT

       Based on the foregoing Recitals (which are incorporated herein as agreements, representations, warranties, and covenants of the respective Parties, as the case may be), and for other good and valuable consideration, the adequacy and receipt of which are acknowledged by each Party hereto, NBD and each Party agree as follows:

       1.     FORBEARANCE.   Subject to the following conditions and those set
forth below, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults through October 31, 1997 (the "Forbearance Period"):

              (a) There are no further or additional Events of Default or defaults under the Loan Documents (including a worsening of the Existing Defaults, calculating all covenants as of the end of each month), and each Party fully complies with all terms and conditions of this Agreement and the Loan Documents; and

              (b) On or before June 11, 1997, (the "Effective Date") NBD receives a fully executed copy of this Agreement, acknowledged by counsel to each of the Parties as provided below, together with fully executed copies of all Exhibits hereto that require signature.

       With respect to the Existing Covenant Violations, a worsening shall mean: (a) that the ratio of Consolidated Current Assets to Consolidated Current Liabilities becomes less than 0.75 to 1.0, (b) that Consolidated Working Capital becomes more negative than negative $5.7 million, or (c) that Consolidated Tangible Net Worth becomes more negative than negative $1.6 million. A worsening of (i) the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth and (ii) the Consolidated Fixed Charge Coverage Ratio shall not be an Event of Default under this Agreement; provided, however, Code-Alarm shall continue to report all covenant calculations, including the ratios in (i) and (ii) in this sentence, on a monthly basis.





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       2.     DEMAND DISCRETIONARY FACILITY.  The Loan Agreement is hereby amended to convert the Revolving Credit Facility to a Demand Discretionary Facility, which Demand Discretionary Facility shall expire on the earlier of demand or the expiration of the Forbearance Period. Upon the earlier of demand or the expiration of the Forbearance Period, all Obligations of Code-Alarm under such Demand Discretionary Facility shall be due and payable in full. Any reference in any document or instrument (including the Loan Agreement) to the Revolving Credit Facility shall constitute a reference to the Demand Discretionary Facility and any reference in any document or instrument (including the Loan Agreement) to Revolving Credit Loans shall constitute a reference to Line of Credit Loans made under the Demand Discretionary Facility. The Loan Agreement is further amended to eliminate the requirement to pay any Commitment Fees (as defined in the Loan Agreement) which would have been due and payable after the Effective Date.

       3.     ELIMINATION OF LETTER OF CREDIT ADVANCES.   The Loan Agreement is
hereby amended to terminate all Letters of Credit Advances. Notwithstanding anything to the contrary in the Loan Agreement, NBD shall not be required to issue any Letters of Credit pursuant to such Loan Agreement.

       4.     ELIMINATION OF EURODOLLAR RATE LOANS.   The Parties acknowledge
that under the Loan Agreement, Code-Alarm had the option of electing Eurodollar Rate Loans or Floating Rate Loans (as those terms are defined in the Loan Agreement). The Loan Agreement is hereby amended so that no further Eurodollar Rate Loans shall be permitted. Upon maturity of each existing Eurodollar Rate Loan, each such loan was converted to a Floating Rate Loan and shall bear interest at the Note Rate or, if applicable, the Default Rate, each as defined below.

       5.     INTEREST.

              (a) Anything to the contrary in the Notice of Default notwithstanding, NBD hereby agrees that interest from June 1 through the date hereof shall not be accrued at the Overdue Rate set forth in the Loan Documents.

              (b) The Loan Agreement is hereby amended to provide that all Obligations with respect to payment of principal under the Revolving Credit Note, the Term Notes and the Brokered Lease Paper, prior to default (excluding the Existing Defaults, but including a worsening of such Existing Defaults), shall bear interest at 2% over the rate NBD announces from time to time as its prime rate (the "Note Rate"). After the occurrence of an Event of Default or default under this Agreement or the Loan Documents (excluding the Existing Defaults, but including a worsening of such Existing Defaults), all of such Obligations shall bear interest at the rate of 3% per annum above the Note Rate (the "Default Rate"). Notwithstanding the foregoing, in no event whatsoever shall the rate of interest charged under this Agreement or any agreement or note executed in connection herewith or referred to or incorporated herein exceed the highest rate permitted by applicable law. The fact that NBD is entitled to receive a higher rate of interest upon default is to compensate NBD for increased administrative and monitoring costs and shall not in any manner be deemed to have waived or modified any of





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NBD's rights in connection with the occurrence of a default or any Event of
Default under this Agreement or any other Loan Document.

              (c) The Loan Agreement is further amended to provide that interest with respect to the Amended Line of Credit Note, Amended Term Note A and Amended Term Note B (each as defined below), respectively, shall be due and payable monthly on the first business day of the following month.

       6.     AMENDED AND RESTATED NOTES.

              (a) The Revolving Credit Note is hereby amended, restated and replaced in its entirety by an Amended and Restated Demand Business Loan Note, a copy of which is attached as Exhibit A hereto (the "Amended Line of Credit Note"). Any reference in any other document or instrument (including, but not limited to, the Loan Agreement) to the Revolving Credit Note shall constitute a reference to the Amended Line of Credit Note. The Amended Line of Credit Note is in substitution and exchange for the Revolving Credit Note and shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged Code-Alarm's Obligations evidenced by the Revolving Credit Note, all of which Obligations shall continue under, and be evidenced and governed by, the Amended Line of Credit Note.

              (b) The parties acknowledge and agree that Term Note A matured on May 23, 1997. Code-Alarm has informed NBD that it was unable to pay all obligations due and payable under Term Note A on such maturity date.
Therefore, Term Note A is hereby amended, restated and replaced in its entirety by an Amended and Restated Term Note A, a copy of which is attached hereto as Exhibit B ("Amended Term Note A"), which Amended Term Note A provides among other things, that such Note is due and payable on the expiration of the Forbearance Period. Any reference in any other document or instrument (including, but not limited to, the Loan Agreement) to Term Note A shall constitute a reference to Amended Term Note A. Amended Term Note A is in substitution and exchange for Term Note A and shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged Code-Alarm's Obligations evidenced by Term Note A, all of which Obligations shall continue under and be evidenced and governed by, Amended Term Note A.

              (c) Term Note B is hereby amended, restated and replaced in its entirety by an Amended and Restated Term Note B, a copy of which is attached hereto as Exhibit C ("Amended Term Note B"), which Amended Term Note B provides, among other things, that such Note matures at the expiration of the Forbearance Period. Any reference in any other document or instrument (including, but not limited to, the Loan Agreement) to Term Note B shall constitute a reference to Amended Term Note B. Amended Term Note B is in substitution and exchange for Term Note B and shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged Code-Alarm's Obligations evidenced by Term Note B all of which Obligations shall continue under and be evidenced and governed by, Amended Term Note B.





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       7.     OUT OF FORMULA AMOUNT.  As noted in the Recitals, based on
Code-Alarm's Borrowing Base Certificate for the month ended March 31, 1997, certified by the Chief Financial Officer of Code-Alarm and delivered to NBD, Code-Alarm acknowledged it has exceeded the Borrowing Base Formula set forth in the Loan Agreement by $1,847,000. Investigation by NBD has indicated that rather than the amount set forth in the March 31, 1997 borrowing base calculation, Code-Alarm has exceeded the Borrowing Base Formula set forth in the Loan Agreement as of March 31, 1997, by approximately $4,555,583, as evidenced by the revised March 31, 1997 borrowing base calculation attached hereto as Exhibit D, as a result of Ineligible Receivables and Ineligible Inventory (each as defined below) being included in Code-Alarm's March 31, 1997 Borrowing Base Certificate. Consistent with NBD's determination of eligibility, the Borrowing Base Certificate as of June 2, 1997, certified by the Chief Financial Officer of Code-Alarm and delivered to NBD, a copy of which is attached as Exhibit E, indicates that Borrower has exceeded the Borrowing Base Formula set forth in the Loan Documents by $4,927,000 (the "Out-of-Formula Amount"). During the Forbearance Period, the amount by which Code-Alarm exceeds the Borrowing Base Formula set forth in the Loan Agreement shall not be greater than $5,300,000 (the "Out-of-Formula Cap") minus the aggregate of all Out-of-Formula Paydowns (as defined immediately below). During the Forbearance Period the following shall be applied to permanently reduce the Out-of-Formula Cap (the "Out-of-Formula Paydowns"), until the Out-of-Formula Amount has been eliminated for a period of 30 consecutive days, so long as such Out-of-Formula Amount remains eliminated and there are no other Events of Default under the Loan Documents, including this Agreement at which point no Out-of-Formula borrowing shall be permitted and the Out-of-Formula Cap shall be eliminated:

                     (i) Cash payments of $30,000 per week to be made by Code-Alarm to NBD on the last business day of each week, effective the week beginning June 2, 1997.

                     (ii) 100% of all amounts collected by Code-Alarm each week with respect to the Pre-Agreement Ineligibles as defined below, on the last business day of the next week. For all purposes herein, Pre-Agreement Ineligibles are any Ineligible Receivables that existed as of March 31, 1997, including those set forth on Exhibit D and that have been previously reported to NBD as eligible for borrowing purposes. Notwithstanding the foregoing, Code-Alarm may hold any collections of Pre-Agreement Ineligibles of any customer otherwise required to be remitted hereunder until the total of collections of such Pre-Agreement Ineligibles for such customer exceeds $10,000 at which time Code-Alarm will remit all of such collections to NBD on the last business day of the week after the week in which such collections exceed $10,000.

                     (iii) 100% of the proceeds net of unusual costs, approved by NBD, of sales of inventory by Code-Alarm or any Guarantor, outside of the ordinary course, immediately upon receipt;





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                     (iv)   100% of all cash proceeds, net of transaction costs
       approved by NBD, from the sale of the stock or assets of any Foreign Subsidiary, immediately upon receipt;

                     (v) 80% of all proceeds of tax refunds, including, but not limited to, refunds for 1996 and earlier tax years immediately upon receipt; and

                     (vi) 100% of the proceeds, net of transaction costs approved by NBD, of all other unusual or extraordinary items, such as litigation proceeds (whether by settlement or otherwise) received by Code-Alarm or any Guarantor, immediately upon receipt.

The Parties acknowledge that any transaction described in subparts (iii) and
(iv) of this paragraph is subject to the prior written consent of NBD.

       8.     BORROWING BASE.

       (a) The Loan Agreement is hereby amended to eliminate from the definition of Eligible Accounts Receivable any account receivable due from any person located outside the United States, including, without limitation, any account receivable due from any person located in any territory of the United States, including such accounts owing to Code-Alarm, any Guarantor or any Foreign Subsidiary whether or not such accounts are insured (collectively, "Foreign Accounts"); provided, however, that NBD, in its sole discretion, may, upon request of Code-Alarm, allow Code-Alarm to include as Eligible Accounts Receivables, one or more Foreign Accounts which are supported by Letters of Credit issued to NBD by commercial banks in form and substance acceptable to NBD.

       (b) The Parties acknowledge and agree that in the past, certain accounts receivable have been included in the Borrowing Base Formula which accounts receivable did not qualify as "Eligible Accounts Receivable" under the Loan Agreement, including, without limitation, those categories of receivables described on Exhibit F. The Parties also acknowledge and agree that NBD has informed them that NBD believes that in the past certain inventory has been included in the Borrowing Base Formula which inventory NBD believes did not qualify as "Eligible Inventory" under the Loan Agreement, including, without limitation, those categories of inventory described on Exhibit F. For convenience, all accounts receivable and inventory that do not meet the definition of "Eligible Accounts Receivable" and "Eligible Inventory" under the Loan Agreement, as amended hereby, including, without limitations, those categories of receivables and inventory described in Exhibit F, are referred to herein, collectively, as "Ineligible Receivables" and "Ineligible Inventory." Without limiting the discretion granted to NBD under the Loan Agreement to reasonably deem at any time for any reason that certain inventory or accounts receivable are ineligible, the Parties acknowledge and agree that the items set forth on Exhibit F shall be Ineligible Accounts Receivable and Ineligible Inventory, notwithstanding that certain of such receivables or inventory may have been included in the Borrowing Base in the past.





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


       (c) The Parties acknowledge and agree that in the past, certain advances may have been made to Code-Alarm, even though Code-Alarm did not have availability under the Borrowing Base Formula set forth in the Loan Agreement ("Out-of-Formula Advances"). The Parties acknowledge and agree that notwithstanding that certain Out-of-Formula Advances may have been made in the past, NBD had and continues to have no obligation to make any Out-of-Formula Advances, and any Out-of-Formula Advance permitted by NBD in the future shall be in NBD's sole and absolute discretion and shall not give rise to a right or expectation on the part of the Parties' to similar Out-of-Formula Advances at any time in the future. The Parties acknowledge and agree that it is NBD's current intention not to make any Out-of-Formula Advances, over and above the Provisional Out-of-Formula or the Revised Out-of-Formula Amount, if applicable, each as reduced from time to time by the Out-of-Formula Paydowns.

       9. CONSULTANT. The Parties acknowledge that counsel for NBD has hired a financial consultant (the "Consultant") to assist such counsel in its evaluation of Code-Alarm's financial condition and Code-Alarm's relationship with NBD. The Parties shall provide the Consultant access to Code-Alarm's and its subsidiaries' facilities, books and records and shall cooperate in good faith with the Consultant and shall cause Code-Alarm's and its subsidiaries' outside accountants (the "CPA") to cooperate in good faith in connection with the provision of all information requested by the Consultant (including copies of all information in the CPA's possession relating to Code-Alarm and its subsidiaries, other than information that is proprietary to the CPA) and in such Consultant's review of Code-Alarm.

       10.    ADDITIONAL AND AMENDED COVENANTS; REPRESENTATIONS.

              (a) In addition to the covenants already contained in the Loan Documents, the Parties agree that the Loan Documents are hereby amended to include the following covenants:

                     (i) Except as specifically provided herein or ordinary course advances to employees, from and after May 1, 1997, neither Code-Alarm nor any Guarantor shall make any loan or advance to any of their shareholders or affiliates, including, without limitation, any Foreign Subsidiary, without the prior written consent of NBD;

                     (ii) Except for renewal of existing loans or leases, neither Code-Alarm nor any Guarantor shall incur any obligations for loans or leases in any fiscal year in excess of $50,000 without the prior written consent of NBD;

                     (iii) The Parties shall permit NBD or its agents to perform audits of the Collateral whenever deemed necessary by NBD. Code-Alarm shall compensate NBD for all of such audits. NBD shall be compensated for audits conducted by employees of NBD in accordance with NBD's schedule of fees, as may be amended from time to time, which schedule for 1997 is $500 per day per auditor, plus out-of-pocket expenses;

                     (iv) The Parties will not permit any tax liens to be placed on any of Code-Alarm's or any Guarantor's property other than the Tax Lien;

                     (v) The Parties will immediately notify NBD in writing of any legal proceeding brought by or against Code-Alarm, any Guarantor or any Foreign Subsidiary;

                     (vi) Code-Alarm will not include in the Borrowing Base any Ineligible Receivables or Ineligible Inventory (each as defined herein) arising from and after May 11, 1997;

                     (vii) Code-Alarm's year to date cumulative net income before taxes from North American operations beginning January 1, 1997, shall not have a negative variance of more than 20% from cumulative Income Before Taxes from North American operations set forth in the Consolidated North America Business Plan provided to NBD on May 28, 1997 and attached hereto as Exhibit G, the "Cumulative Net Income Covenant;"

                     (viii) Neither Code-Alarm nor any Guarantor shall make any sales to Foreign Subsidiaries from and after April 1, 1997 except on a cash in advance basis or with respect to a letter of credit acceptable to NBD in its sole discretion;

                     (ix) Without NBD's prior written consent, Code-Alarm shall not sell, lease, transfer, license, or otherwise dispose of, or permit the sale, lease, license, transfer, assignment or other disposition of, any of Code-Alarm's or any Guarantor's, or any of their respective subsidiaries', including without limitation, Foreign Subsidiaries' assets (including the stock of any Foreign Subsidiary or any other subsidiary), rights, revenues or property, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment; provided, however, that subject to receipt of the proceeds of such sale in accordance with Section 7(iv), NBD hereby consents to the sale of Code-Alarm UK Limited on the terms and conditions set forth in the now expired April 7, 1997 Term Sheet, a copy of which is attached as Exhibit H;

                     (x) During the Forbearance Period, capital expenditures made by Code-Alarm or any of its Subsidiaries (as defined in the Loan Agreement) shall not exceed $300,000 on a consolidated basis, provided, however, that no capital expenditures may be made with respect to the Foreign Subsidiaries;

                     (xi) Code-Alarm shall obtain NBD's prior written consent prior to issuing any new shares of Capital stock or agreeing to any other form of equity investment in Code-Alarm or any Guarantor or issuing any subordination debt; and

                     (xii) By October 31, 1997 Code-Alarm will pay, or enter into a payment plan approved by the State of Michigan for all unpaid taxes referenced in the Tax Lien.

              (b) Certain of the covenants contained in the Loan Agreement are hereby amended as follows:

                     (i) Section 5.2(f)(iii) of the Loan Agreement is hereby amended to limit the aggregate outstanding principal amount of Indebtedness incurred in any fiscal year secured by one or more purchase money liens to $100,000;

                     (ii) Section 5.2(g)(vi) of the Loan Agreement is hereby amended to limit the aggregate amount of permitted purchase money liens incurred in any fiscal year to $100,000; and

       11.    ADDITIONAL AND AMENDED REPORTING REQUIREMENTS.

              (a) In addition to any reports or information required by the Loan Documents or this Agreement (which must be provided timely), or that NBD may hereafter request, the Parties must provide NBD with:

                     (i) Within three business days of receipt, copies of written notices of default received from other creditors;

                     (ii) Within three business days of gaining knowledge thereof, any adverse information regarding any Party;

                     (iii) Weekly, by Tuesday of each week, commencing June 16, 1997, cash flow forecasts updated weekly for a rolling eight- week period;

                     (iv) Within three business days of gaining knowledge thereof, a detailed, comprehensive report on any litigation brought by or against Code-Alarm, any Guarantor or any Foreign Subsidiary;

                     (v) Within three business days of gaining knowledge thereof, a report on all significant events in any existing litigation in which Code-Alarm, any Guarantor or any Foreign Subsidiary is involved, including court dates and settlement offers;

                     (vi) Within thirty days after the Effective Date, a comprehensive detailed case by case summary of all litigation matters in which Code-Alarm, any Guarantor or any Foreign Subsidiary is involved (the "Initial Litigation Summary") and thereafter, by the 15th day of each month, monthly updates of all litigation;

                     (vii) As soon as it is completed, a copy of the plan Code-Alarm is required to file with NASDAQ, and immediately upon receipt, any correspondence with NASDAQ with regard to Code-Alarm's delisting;

                     (viii) Within 3 business days after receipt, all documents pertaining to the filing by EAE of bankruptcy in France, including, without limitation, all documents, responses, etc. that have already been filed or that may be filed in connection with the bankruptcy of EAE in the future.

                     (ix) Within 3 business days after receipt, copies of letters of intent or other written proposals or communications with respect to the sale of the stock or assets of any Foreign Subsidiary;

                     (x) Within 3 business days after receipt, copies of all letters of intent or written proposals with respect to the investment of additional equity in, or the provision of additional debt to, Code-Alarm, any Guarantor or any Foreign Subsidiary; and

                     (xi) By June 16, 1997, a complete list of all account debtors, together with addresses of such account debtors, of Code-Alarm and each Guarantor.

                    (xii) Such other documents, certificates, financial reports or statements as NBD may reasonably request.

              (b) Certain of the reporting requirements in the Loan Agreement are hereby amended as follows:

                     (i) Section 5.1(d)(ii) of the Loan Agreement is hereby amended to provide for delivery of monthly financial statements of Code-Alarm's consolidated North American operations within 30 days after the end of each month of Code-Alarm; and to provide for delivery of a monthly covenant compliance certificate signed by the Chief Financial Office of Code-Alarm with respect to the Cumulative Net Income Covenant described in Section 10(a)(vii) hereof within 30 days after the end of each month of Code-Alarm;

                     (ii) Section 5.1(d)(iii) of the Loan Agreement is hereby amended to provide for delivery of monthly consolidated and consolidating financial statements of Code-Alarm within 45 days after the end of each month of Code-Alarm and to provide for delivery of monthly consolidated and consolidating covenant compliance certificates within 45 days after the end of each month of Code-Alarm;

                     (iii) Section 5.1(d)(vi) of the Loan Agreement is hereby amended to provide for delivery weekly, by Tuesday of each week, of a Borrowing Base Certificate for the prior week, commencing with the week ending May 31, 1997, in the form of Exhibit I attached hereto; and

                     (iv) Section 5.1(d)(ix) of the Loan Agreement is hereby amended to provide for delivery of monthly accounts payable aging, monthly accounts receivable aging and monthly inventory composition by location of consolidated North American operation within 15 days after the end of each month, in form and substance satisfactory to NBD.

       12.    DEFAULTS.

              (a) In addition to any other Events of Default or defaults provided for in the Loan Documents, and without waiver of the demand and discretionary provisions of the Loan Documents, the occurrence of any of the following constitutes an Event of Default and a default under this Agreement (and each Loan Document):

                     (i) If any Party fails to comply with any term or condition in this Agreement (or any agreement referred to or incorporated herein) or the Loan Documents (other than the Existing Defaults) and fails to cure such non-compliance within the applicable cure period, if any;

                     (ii) If any material adverse change occurs in Code-Alarm's financial condition or business prospects;

                     (iii) If there is a worsening of any of the Existing Covenant Violations, as defined in paragraph 1 above;

                     (iv) If any lender, supplier, creditor, lessor, bond holder or representative thereof (collectively, "Creditor") of any Party shall receive from Code-Alarm or any Guarantor any prepayments of obligations, other than retainers for professionals in an amount not to exceed $75,000;

                     (v) If any representation or warranty made by any Party in this Agreement or in connection with the negotiation hereof is untrue as of the date made;
                     (vi) If attachment by way of seizure, levy, lien or otherwise is made of any assets of any one or more of the Parties totaling more than $10,000, either individually or in the aggregate, and such seizure, levy, lien, etc. is not released within 10 business days after its occurrence;

                     (vii) If there is the filing of any notice of lien, levy or assessment by any government, department or agency totaling more than $10,000, either individually or in the aggregate, or any taxes or debts owing and totaling more than $10,000, either individually or in the aggregate, become a lien or encumbrance upon any assets of any of the Parties, and in each case any such lien, levy, assessment or encumbrance is not released within 10 business days after its filing;

                     (viii) If Code-Alarm or any Guarantor fails to pay or cause to be paid when due any and all taxes with respect to their respective business, totaling more than $10,000, either individually or in the aggregate, including, without limitation, payroll taxes, personal property taxes and real property taxes.

              (b) Certain of the Events of Default set forth in the Loan Agreement are hereby amended as follows:

                     (i) Section 6.1(e) is hereby amended to provide that failure to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of Indebtedness (as defined in the Loan Agreement, but excluding Code- Alarm's trade debt, even if past due or debt of any European Subsidiary; provided, however, that NBD is not acknowledging that such debt of any European Subsidiary was properly incurred under the Loan Documents) other than Indebtedness under the Loan Agreement, beyond any period of grace, which individually or together with other such Indebtedness as to which such failure exists has an outstanding aggregate principal amount in excess of $50,000, is an Event of Default.

                     (ii) Section 6.1(f) of the Loan Agreement is amended in its entirety to read as follows:

                     "(f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $50,000 shall be rendered against the Company or any Guarantor or any of their respective Subsidiaries; provided, however, the Judgment shall not be considered a default or Event of Default under this
                            Section 6.1(f), unless the Judgment shall be modified to provide for the payment of money by the Company in excess of $5,900,000, plus accrued interest;"

       13. WRITTEN DOCUMENTS CONTROL. The parties acknowledge and agree that in the past, certain terms and provisions of the Loan Documents have not been complied with and may have been temporarily waived or modified through certain temporary oral agreements or waivers among the Parties and NBD. Each Party acknowledges and agrees that any and all of such oral agreements or waivers are hereby terminated and each Party's duties, obligations, rights and responsibilities with respect to the Loan Documents and this Agreement shall be governed solely in accordance with the terms and conditions of the written Loan Documents between the parties and NBD, and this Agreement, together with all written supplements or amendments, thereto or hereto, but exclusive of all present or future oral agreements between NBD and any one or more of the Parties. The Parties should hereafter assume that the requirements of the Loan Documents and this Agreement may be strictly enforced by NBD.

       14. BANK ACCOUNTS. On the Effective Date, or as soon thereafter as practicable, all financial and bank accounts of Code-Alarm and each Guarantor of any nature, including, without limitation, checking and savings accounts, time deposit accounts, and operating, and other deposit accounts, and money market and other investment accounts other than Tessco's Payroll account (collectively, the "Bank Accounts"), shall be maintained with NBD, and Code Alarm shall not maintain any of such accounts, other than Tessco's payroll accounts, with any other bank, financial institution, or other third party. Code-Alarm and each Guarantor shall continue to maintain all of such Bank Accounts with NBD, and will deposit all cash, checks and other funds received by Code-Alarm and each Guarantor into such Bank Accounts after receipt until all of the Obligations of Code-Alarm to NBD are paid in full.

       15.    NO OVERDRAFTS.   The Parties acknowledge that, notwithstanding
that NBD may have honored overdrafts in the past, hereafter, neither NBD nor any of its affiliates will, under any circumstances, honor any checks or other items presented to NBD or such affiliates for payment for which there are insufficient available funds in Code-Alarm's accounts and NBD or such affiliates, as the case may be, may return any such items so presented.

       16.    AUTHORITY TO DEBIT ACCOUNTS.    If any payment called for by the
Loan Documents, this Agreement or any other agreement referred to or incorporated herein, or any other present or future agreements between NBD or any other affiliates on the one hand, or any Party on the other hand, is not paid when and as called for under the terms of such Agreement, then NBD or any of its affiliates may debit any one or more of any Party's accounts at NBD or any of its affiliates for such amount. The fact that NBD or any of its affiliates has debited any such account will in no way waive or diminish any default for the failure to make such payment when and as due (except in the case of a payment default where such debit satisfies the amount due in full, and such debit does not create an overdraft situation resulting in such debit being reversed).

       17. NO FURTHER FORBEARANCE IMPLIED. Each Party acknowledges that NBD has no obligation to continue making loans or extend the term of the Forbearance Period or forbear from enforcing its rights and remedies after the Forbearance Period, and nothing contained herein or otherwise is intended to be or is a promise or agreement to continue making loans, or extend the term of the Forbearance Period beyond the expiration thereof. Furthermore, no future agreement by NBD to continue making loans, or to extend the term of the Forbearance Period beyond the expiration thereof, or any other agreement, is valid or enforceable unless it is contained in a written agreement signed by NBD. ABSENT A WRITTEN AGREEMENT BETWEEN NBD AND THE PARTIES TO THE CONTRARY, ALL OF THE OBLIGATIONS, EXCLUDING THE OBLIGATIONS UNDER AMENDED TERM NOTE A AND AMENDED TERM NOTE B, SHALL BE DUE AND PAYABLE IN FULL UPON THE EARLIER OF DEMAND OR EXPIRATION OF THE FORBEARANCE PERIOD. ABSENT A WRITTEN AGREEMENT BETWEEN NBD AND THE PARTIES TO THE CONTRARY, AND ABSENT ACCELERATION BY NBD IN ACCORDANCE WITH THE LOAN DOCUMENTS, ALL OF THE OBLIGATIONS UNDER AMENDED TERM NOTE A AND AMENDED TERM NOTE B SHALL BE DUE AND PAYABLE IN FULL UPON EXPIRATION OF THE FORBEARANCE PERIOD.

       18. FORBEARANCE FEE. In consideration for NBD agreeing to forbear from exercising its rights and remedies under the Loan Documents with respect to the Existing Defaults as provided herein, Borrowers shall pay to NBD a forbearance fee in the amount of $75,000 (the "Forbearance Fee"), which shall be due and payable on the Effective Date.

       19.    EXPENSES, FEES AND COSTS; INDEMNIFICATION.

              (a) Each Party, jointly and severally, shall be responsible for the payment of all reasonable fees and out-of-pocket disbursements incurred by NBD, including fees of the Consultant, counsel and court costs, in any way arising from or in connection with this Agreement, any Collateral, any Loan Document, any Obligations, or the business relationship between NBD on the one hand and any one or more of the Parties on the other hand, including, without limitation: (1) Audit Fees (as defined in Paragraph 21 below); (2) all fees and expenses (including recording fees and insurance policy fees) of NBD, the Consultant and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by this Agreement or any of the Loan Documents; (3) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and Consultant fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement, the Guarantor Loan Documents, and any other Loan Document, or otherwise) or any other obligations of any one or more of the Parties, whether joint, joint and several, or several, under this Agreement, any Loan Document, any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Parties, on the other hand, or otherwise securing any of the Obligations, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of any one or more of the Parties; (4) all expenses and fees (including attorneys' fees and Consultant fees) incurred in relation to, in connection with, in defense of or in prosecution of any litigation instituted by any one or more of the Parties, NBD, or any third party, against or involving NBD arising from, relating to, or in connection with any of the Obligations, or any one or more of the Parties' other obligations, this Agreement, any Collateral, any Loan Document, or the business relationship between NBD, on the one hand, and any one or more of the Parties, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (5) all costs, expenses, and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and each Party must fully cooperate with such appraisers and make its property available for appraisal in connection with as many appraisals as NBD may request); (6) all costs, expenses, and fees incurred by NBD or its counsel in connection with consultants, including, without limitation, the Consultant, expert witnesses, or other professionals retained by NBD or its counsel, to assist, advise, or give testimony with respect to any matter relating to the Collateral, the Obligations, the Loan Documents, the Guaranties, or the business relationship between NBD, on the one hand, and any one or more of the Parties, on the other hand (and each Party must fully cooperate with such Consultant, expert witness or other professional and shall make its premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (7) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including, but not limited to, Phase I, Phase II and Phase III environmental audits (and each Party agrees that NBD or its agents may enter on its premises at any time to conduct such environmental investigations). Each Party's agreement, jointly and severally, to be responsible for NBD's attorneys' fees and costs applies regardless of whether or not NBD prevails in whole or in part in any action, proceeding, litigation, or otherwise, and regardless of the nature of any action or litigation or the theories or bases of recovery or defense. Each Party, jointly and severally, agrees to indemnify NBD for all Claims (as hereinafter defined) which may be imposed on, incurred by, or asserted against NBD in connection with this Agreement, any Loan Document, or the transactions contemplated hereby or thereby, or the business relationship between NBD, on the one hand, and any one or more of the Parties, on the other hand.

              (b) All of the foregoing costs, expenses, reimbursement obligations, and indemnification obligations are part of the Obligations and are secured by all of the Collateral.
              (c) "Claims" means any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

       20.    NBD PROFESSIONAL FEES.       The Parties acknowledge and agree
that Code-Alarm has not reimbursed NBD for professional fees, including attorneys' fees and fees of the Consultant (collectively, the "Professional Fees") in an amount equal to $88,836.12 in the aggregate for Professional Fees of the Consultant through May 15, 1997 and Professional Fees of NBD's Counsel through April 30, 1997. Simultaneously with the execution of this Agreement, Code-Alarm will reimburse NBD for such fees. The Parties agree that from and after the Effective Date, NBD will automatically debit Borrower's accounts with NBD for Professional Fees 14 days after request by NBD for payment of such Professional Fees if such Fees have not been paid.

       21.    VERIFICATION OF ACCOUNTS/AUDITS.   Code-Alarm and Guarantors
agree that, upon the request of NBD, Code-Alarm and Guarantors will cause its independent certified public accountant to send a letter to and otherwise contact Code-Alarm's and Guarantors' account debtors to verify account receivable balances and provide such verification information to NBD. In addition, NBD and its agents shall be permitted full and complete access to Code-Alarm's and Guarantor's facilities, and books and records to conduct audits as often as NBD reasonably desires. The cost of such audits is part of the Obligations, is secured by all Collateral, and must be paid by Code-Alarm and Guarantors within twenty (20) days of receipt of an invoice therefor

(the "Audit Fees"). The Audit Fees are in addition to all other interest, fees, costs, and expenses provided for in the Loan Documents or this Agreement.

       22. OTHER DOCUMENTS. Each Party must execute, or cause to be executed, any documents reasonably requested by NBD to carry out the intent of or to implement this Agreement, the Guarantor Loan Documents, or any other Loan Document.

       23.    CROSS DEFAULT/CROSS COLLATERALIZATION/REMEDIES.   An Event of
Default or a default under this Agreement (or any agreement referred to or incorporated herein) is an Event of Default or a default under each document and agreement comprising the Loan Documents (including the Guarantor Loan Documents), and an Event of Default or a default under any document or agreement comprising the Loan Documents (including the Guarantor Loan Documents) is an Event of Default or a default under the terms of this Agreement (and all agreements referred to or incorporated herein). Immediately upon the occurrence of an Event of Default under this Agreement, any Loan Document or any document executed in connection herewith or referenced herein, and without notice or an opportunity to cure such Event of Default, NBD has the right to exercise any remedies provided in this Agreement, the Loan Documents, and under applicable law, and the Forbearance Period will automatically expire at NBD's election, without further notice and, at NBD's election but without notice, all of each Party's obligations to NBD (including the Obligations and the Guarantors' obligations under the Guarantor Loan Documents) will be immediately due and payable. In any event, from and after the earlier of expiration of the Forbearance Period or the occurrence of an Event of Default under this Agreement or any Loan Document, NBD may immediately take action to enforce its rights and remedies under the Loan Documents (including enforcement action on account of the Existing Defaults), this Agreement, or applicable law, including collecting the Obligations and foreclosing on the Collateral. Each of the Parties acknowledges and agrees that it was and remains each Party's intent that (subject to applicable notice, cure and grace periods, if any), a default by any Party under any of its Obligations to NBD shall be deemed to be a default under each document or agreement evidencing all of the other Parties' Obligations to NBD, and all Collateral pledged by a Party to secure that Party's Obligations to NBD also secures all of the other Parties' Obligations to NBD. Each Party agrees to execute and deliver to NBD any security agreements, financing statements or other documents NBD may deem necessary or desirable to effectuate the above-referenced provisions. Absent the prior occurrence of an Event of Default or prior demand for payment, all Obligations, and Guarantor's obligations under the Guarantor Loan Documents are due and payable in full at the expiration of the Forbearance Period.

       24. LOAN DOCUMENTS AND GUARANTIES. Except as expressly modified and amended by the terms of this Agreement, all other terms and conditions of the Loan Documents (including the Guarantor Loan Documents) remain in full force and effect and are hereby ratified, confirmed, and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement govern and control. Without limiting the generality of the foregoing, each Guarantor acknowledges and agrees that his or its

Guaranty extends to cover all of the obligations of Code-Alarm to NBD under this Agreement and under the Loan Documents.

       25. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a limited forbearance until the expiration of the Forbearance Period on the terms and conditions set forth in this Agreement. Except for such forbearance through the expiration of the Forbearance Period, all (a) of NBD's rights and remedies against each Party and the Collateral are expressly reserved, including all rights and remedies resulting from, or arising in connection with, the Existing Defaults; and (b) nothing herein is a waiver of any Existing Defaults existing as of the date hereof, an agreement to consent to further worsening of such Existing Defaults, or new Events of Default or defaults, or in any way prejudices NBD's rights and remedies under the Loan Documents (including the Guarantor Loan Documents), or applicable law. Further, NBD has the right to waive any terms, provisions, or conditions in this Agreement or the Loan Documents in its sole discretion, and any such waiver does not prejudice, waive, or reduce any other right or remedy which NBD may have against any one or more of the Parties. No waiver of rights or any condition of this Agreement, the Loan Documents, or any other agreement by NBD is effective unless the same is contained in a writing signed by an authorized agent of NBD.

       26. CREDIT INQUIRIES. In the event customers, buyers, investors, potential alternative financing sources, or other parties ask NBD about the current lending relationship among NBD and any one or more of the Parties, each Party agrees that NBD may refer such inquiries to the appropriate Party.

       27.    ENTIRE AGREEMENT, ETC.

              (a) This Agreement and the Exhibits hereto constitute the Parties' and NBD's entire understanding with respect to the subject matter hereof. Modifications or amendments to this Agreement must be in writing and signed by the party to be charged in order to be effective. This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles). This Agreement is binding on each Party and its respective successors, assigns, heirs, and personal representatives and shall inure to NBD's benefit and the benefit of its successors and assigns. If any provision of this Agreement conflicts with any applicable statute or law, or is otherwise unenforceable, such offending provision is null and void only to the extent of such conflict or unenforceability, and is deemed separate from and does not invalidate any other provision of this Agreement.

              (b) This Agreement is being entered into among competent persons, who are experienced in business and represented by counsel (or who have had the opportunity to be represented by counsel), and has been reviewed by the Parties and their counsel, if any. Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

              (c) This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Facsimile copies of signatures are to be treated as original signatures for all purposes.

              (d) References in the Loan Documents and all other documents executed in connection with the Loan Documents (as each of the foregoing is amended hereby) to the Loan Documents mean the Loan Documents as amended by this Agreement.

              (e) The term "including" means including, without limitation, and the term "includes" means includes, without limitation.

              (f) All headings are inserted for convenience only and do not affect the construction or interpretation of this Agreement.

       28.    AMENDMENTS TO, AND ADDITIONAL, REPRESENTATIONS.

              (a) The following representations and warranties contained in the Loan Agreement are hereby amended as follows:

                     (i) Schedule 4.5 to the Loan Agreement is hereby deleted and replaced in its entirety with Schedule 4.5 attached hereto.

                     (ii) The references to December 31, 1995 in Section 4.6 of the Loan Agreement are hereby amended to read "December 31, 1996" and the reference to March 31, 1996 in Section 4.6 of the Loan Agreement is hereby amended to read "March 31, 1997." In addition, the words "Except as set forth on Schedule 4.6" is hereby added to the beginning of the second to the last sentence of Section 4.6 (Schedule 4.6 is attached hereto).

                     (iii) Section 4.9 of the Loan Agreement is amended by adding the words "Except for unpaid single business taxes in the amount of $124,323.93 assessed October 23, 1995 or thereafter but prior to May 1, 1997", at the beginning of such section.

                     (iv) Section 4.15 is hereby amended by adding the words "Except for the Existing Defaults under the Loan Documents (each as defined in the Amendment and Forbearance Agreement, dated June 9, 1997, between the Bank, the Company and the Guarantors)" at the beginning of each sentence of Section 4.15.

                     (v) Section 4.16 of the Loan Agreement is hereby amended by deleting the words "Other than the Judgment" at the end of such Section and adding the words "Other than as set forth on Schedule
       4.16 (Schedule 4.16 is attached hereto).

              (b) In addition to the representations and warranties contained in the Loan Documents, as amended hereby, each Party represents and warrants to NBD that:

                     (i) Code-Alarm's and each Guarantor's execution, delivery, and performance of this Agreement and all agreements and documents delivered in connection herewith by Code-Alarm and each Guarantor have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of Code-Alarm's and each Guarantor's respective stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Code-Alarm or any Guarantor or any of their respective articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Code-Alarm or any Guarantor is a party or by which it or their properties may be bound or affected.

                     (ii) No authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Parties of this Agreement and all agreements and documents delivered in connection with this Agreement.

                     (iii) This Agreement and all agreements and documents delivered pursuant hereto by any one or more of the Parties are the legal, valid and binding obligations of each such Party enforceable against each such Party in accordance with the terms thereof.

                     (iv) After giving effect to the amendments contained herein and effected pursuant hereto, including the amendments to the representations and warranties in the Loan Agreement described in (a) above, all representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                     (v) Except for the Existing Defaults, each Party has duly and properly performed, complied with and observed each of its covenants, agreements, and obligations contained in the Loan Documents.

                     (vi) Code-Alarm's financial statements for the fiscal year ended December 31, 1996, and Code-Alarm's interim financial statements for the 3-month period ended March 31, 1997, copies of which have been furnished to NBD, fairly present Code-Alarm's financial condition at such dates and the results of Code-Alarm's operations for the periods indicated, all substantially in accordance with generally accepted accounting principles applied on a consistent basis.

                    (vii) No Party has assigned any claim, set off or defense to any individual or entity.

                     (viii) This Agreement and all of the Exhibits and other written material delivered by any one or more of the Parties to NBD in connection with the transactions contemplated hereby do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. There is no additional fact of which any Party is aware that has not been disclosed in writing to NBD that materially affects adversely or, so far as each Party can reasonably foresee, will materially affect adversely, any Party's financial condition or business prospects.

                     (ix) All Parties executing this Agreement in a representative capacity warrant that they have authority to execute this Agreement and legally bind the entity they represent.

                      (x)   Other than the tax lien referred to in Recital O
       (iii), no tax liens have been filed against Code-Alarm.

       29.    SURVIVAL; RELIANCE.   All agreements, representations and
warranties made in this Agreement (and all agreements referred to or incorporated herein) survive the execution of this Agreement (and all documents and agreements referred to or incorporated herein). Notwithstanding anything in this Agreement (or any documents or agreements referred to or incorporated herein) to the contrary, no investigation or inquiry by NBD (including by its agents) with respect to any matter which is the subject of any representation, warranty, covenant or other agreement set forth herein or therein is intended, nor shall it be interpreted, to limit, diminish or otherwise affect the full scope and effect of any such representation, warranty, covenant or other agreement. All terms, covenants, agreements, representations and warranties of each Party made herein (or in any documents or agreements referred to or incorporated herein), or in any certificate or other document delivered or to be delivered pursuant hereto, are deemed to be material and to have been relied upon by NBD, notwithstanding any investigation heretofore or hereafter made by NBD or its agents.

       30.    NOTICES.   Any notice or other communication required or
permitted to be given under this Agreement or any of the Loan Documents must be in writing and delivered personally, telegraphed, telecopied or telexed, or mailed (by certified or registered mail or by recognized overnight courier), postage prepaid, and is deemed given when so delivered personally, telegraphed or telexed, or if mailed, one day after the date of mailing, addressed as follows (or to any another address as to which any party so advises the other parties in writing):

              (a)    If to Code-Alarm or    Code-Alarm, Inc.
                     any Guarantor:         950 East Whitcomb
                                            Madison Heights, Michigan   48071
                                            Attn:  Rand Mueller and Craig Camalo
                                            Telecopy:  (810) 585-4799

                     With a copy to:         Pepper, Hamilton and Scheetz
                                             100 Renaissance Center, Suite 3600
                                             Detroit, MI   48243-1157
                                             Attn:  Stuart E. Hertzberg
                                             Telecopy:  (313) 259-7926

              (b)    If to NBD:              NBD Bank
                                             701 First National Bank
                                             Detroit, MI  48226
                                             Telecopy:  (313) 225-4355
                                             Attn:  Francelle E. Fulton
                                                    First Vice President

                     With a copy to:         Honigman Miller Schwartz and Cohn
                                             2290 First National Building
                                             Detroit, MI 48226
                                             Telecopy:  (313) 962-0176
                                             Attn:  Carol A. Clark

       31.    DISCRETIONARY LOANS; DEMAND OBLIGATIONS.   Notwithstanding any
provisions of this Agreement, it is understood and agreed that NBD is at no time obligated to make any loan, despite compliance with any express conditions precedent thereto, and NBD may at any time make demand for payment of the Obligations, notwithstanding that there may then exist no Event of Default or default. ABSENT PRIOR DEMAND BY NBD, OR A WRITTEN AGREEMENT SIGNED BY NBD TO THE CONTRARY, ALL OF THE OBLIGATIONS SHALL BE DUE AND PAYABLE IN FULL UPON THE EXPIRATION OF THE FORBEARANCE PERIOD.

       32.    IMPAIRMENT OF COLLATERAL.   The execution and delivery of this
Agreement (and all agreements and documents referred to herein) does not impair or affect any other security (by endorsement or otherwise) for the Obligations, or any one or more of the Parties' other obligations to NBD. No security taken before or after as security for the Obligations impairs or affects this Agreement (or any agreement or document referred to herein). All present and future additional security is to be considered as cumulative security.

       33.    TIME IS OF THE ESSENCE.   Each Party acknowledges and agrees that
time is of the essence as to each and every term and provision of this Agreement and each Loan Document.

       34. ADVERSE EVENTS. Promptly upon gaining knowledge thereof or at such time as any Party should have known thereof, each Party must inform NBD of the occurrence of any Event of Default, or default, or any event which with the lapse of time or service of notice or both would constitute an Event of Default or default under this Agreement or any of the Loan Documents, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect on any Party's business, properties, or financial condition or upon any

Party's ability to comply with its obligations under this Agreement or the Loan Documents (including the Guarantor Loan Documents).

       35. NON-WAIVER. No failure or delay on the part of NBD in the exercise of any power or right, and no course of dealing between any one or more of the Parties or any Guarantor and NBD, operates as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to NBD at law or in equity. No notice to or demand on any Party not required hereunder or under the Loan Documents entitles any such Party to any other or further notice or demand in similar or other circumstances, or waives NBD's right to any other or further action in any circumstances without notice or demand. Any waiver of any provision of this Agreement or the Loan Documents and any consent to any departure by any one or more of the Parties from the terms of any provision of this Agreement or the Loan Documents, is effective only if in writing signed by an authorized officer of NBD, and only in the specific instance and for the specific purpose for which given.

       36. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.

       37. ADDITIONAL AGREEMENTS. Prior to or simultaneously with the execution and delivery of this Agreement, the Parties shall cause to be executed and delivered to NBD the following documents:

              (a) The Amended Line of Credit Note, in the form attached as Exhibit A;

              (b) The Amended Term Note A, in the form attached as Exhibit B hereto;

              (c) Amended Term Note B in the form attached as Exhibit C hereto;

              (d) A Collateral Assignment of Proprietary Rights and Security Agreement in the form of Exhibit J attached hereto which Assignment shall be recorded with the United States Patents Office;

              (e) Certificate of Resolutions in the forms attached as Exhibit K-1, Exhibit K-2, Exhibit K-3, Exhibit K-4 and Exhibit K-5, hereto, respectively, executed by Code-Alarm, Tessco, Anes, Chapman and Intercept, respectively;

              (f)    A check in the amount of $75,000 in payment of Forbearance
Fee;

              (g) A check in the amount of $88,836.13 representing unpaid Professional Fees;

              (h) A covenant compliance certificate for the period ended December 31, 1996, certified by the Chief Financial Officer of Code-Alarm;

              (i) The Borrowing Base Certificate for July, 1996, certified and/or prepared by the individual who was the Chief Financial Officer of Code-Alarm as of that date;

              (j) The original of the note receivable due and payable from Falcon or a representation and warranty from Borrower that no note receivable evidencing Falcon's debt to Borrower exists;

              (k) Insurance certificates with respect to the property and assets of Code-Alarm and each Guarantor naming NBD as Lender Loss Payee;

              (l) A copy of the Gain-Sharing Agreement among Code-Alarm and its employees;

              (m) Code-Alarm's consolidated and consolidating financial statements for the three months ended March 31, 1997 and Covenant Compliance Certificate for such quarter, certified by the Chief Financial Officer of Code-Alarm;

              (n) Such other financing statements, resolutions, searches and other documents and agreements reasonably required by NBD, to effectuate the transactions contemplated by this Agreement.

       38. SUBORDINATION AGREEMENTS. ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT TO THE CONTRARY NOTWITHSTANDING, NOTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT RESTRICTS OR PROHIBITS NBD'S RIGHT TO BLOCK, STOP OR PROHIBIT PAYMENTS TO ANY SUBORDINATED CREDITOR(S) ON ACCOUNT OF THE EXISTING DEFAULTS OR OTHERWISE.

       39. PAYMENTS TO SHAREHOLDERS. Effective immediately, all dividends, distributions and other payments to shareholders, present or future, whether by way of stock redemption or deferred compensation, principal or interest, shall cease in their entirety, except for those payments specifically permitted by this Agreement.

       40. STATUTE OF FRAUDS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. ALL PRIOR AND CONTEMPORANEOUS ORAL AGREEMENTS, IF ANY, BETWEEN NBD, ON THE ONE HAND, AND ANY ONE OR MORE OF THE PARTIES, ON THE OTHER HAND, ARE MERGED INTO THIS AGREEMENT AND DO NOT SURVIVE THE EXECUTION OF THIS AGREEMENT.

       41. RELEASE. AS OF THE DATE HEREOF EACH PARTY REPRESENTS AND WARRANTS THAT THEY ARE AWARE OF, AND POSSESS, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH PARTY INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, IN EVERY CAPACITY, INCLUDING BUT NOT LIMITED TO, AS SHAREHOLDERS, OFFICERS, PARTNERS, DIRECTORS, INVESTORS, OR CREDITORS OF ANY ONE OR MORE OF THE PARTIES, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH NBD AND ALL OTHER OBLIGATIONS OF ANY NATURE OR KIND OF ANY ONE OR MORE OF THE PARTIES, ANY ORAL AGREEMENTS OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY ONE OR MORE OF THE PARTIES HAS OR MAY HAVE HAD WITH NBD AT ANY TIME AND FOR ANY REASON INCLUDING, BUT NOT LIMITED TO, DEMAND DEPOSIT ACCOUNTS, OR OTHERWISE.

       42. WAIVER OF JURY TRIAL AND BOND; SUBMISSION TO JURISDICTION; AND ACKNOWLEDGMENT.

              (a) ANY JUDICIAL PROCEEDING AGAINST ANY ONE OR MORE OF THE PARTIES BROUGHT BY NBD WITH RESPECT TO ANY TERM OR CONDITION OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER PRESENT OR FUTURE AGREEMENT BETWEEN ANY ONE OR MORE OF THE PARTIES AND NBD MAY BE BROUGHT BY NBD IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY AND NBD ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER PRESENT AND FUTURE AGREEMENT BETWEEN ANY ONE OR MORE OF THE PARTIES AND NBD. EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO THEM AT THEIR ADDRESSES SET FORTH IN THIS AGREEMENT. EACH OF THE

PARTIES WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND OR SURETY WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF NBD. NOTHING CONTAINED IN THIS SECTION AFFECTS NBD'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS NBD'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ONE OR MORE OF THE PARTIES OR ANY ONE OR MORE OF THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PARTY AGAINST NBD INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY PRESENT OR FUTURE AGREEMENT BETWEEN ANY ONE OR MORE OF THE PARTIES AND NBD, MUST BE BROUGHT ONLY IN A COURT LOCATED IN THE STATE OF MICHIGAN. EACH PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR IN CONNECTION HEREWITH AND MAY NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NONCONVENIENS.

              (b) EACH PARTY ACKNOWLEDGES THAT (1) IT HAS FULLY READ ALL OF THIS AGREEMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL OR ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

              (c) THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND EACH PARTY EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY WILL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED. EACH PARTY AND NBD AGREE THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF

THEIR RIGHT TO TRIAL BY JURY AND THE OTHER AGREEMENTS SET FORTH IN THIS
AGREEMENT.

       IN WITNESS WHEREOF, NBD AND THE PARTIES HAVE SIGNED THIS AGREEMENT AS OF THE EFFECTIVE DATE.


WITNESS                                  NBD BANK


                                         By: /s/ Francelle E. Fulton
                                            ----------------------------------

/s/ Steven G. Howell                         Name: Francelle E. Fulton
----------------------------------                ----------------------------
Steven G. Howell
                                                   Title: First Vice President
                                                         ---------------------










[signatures continued on following page]

[signatures continued from previous page]



WITNESS                                 CODE-ALARM, INC.


/s/ Dennis Kayes                        By: /s/ Rand Mueller
----------------------------------         ------------------------------------
Dennis Kayes                                 Name: Rand Mueller
                                                  -----------------------------
                                                   Title: President
                                                         ----------------------

Subscribed and sworn to before me this 11th day of June, 1997.

                                        _______________________________________
                                        Notary Public, _____________ County, MI
                                        My Commission Expires: ________________



WITNESS                                 TESSCO GROUP, INC.


/s/ Dennis Kayes                        By: /s/ Rand Mueller
----------------------------------         ------------------------------------
Dennis Kayes                                 Name: Rand Mueller
                                                  -----------------------------
                                                   Title: President
                                                         ----------------------

Subscribed and sworn to before me this 11th day of June, 1997.

                                        _______________________________________
                                        Notary Public, _____________ County, MI
                                        My Commission Expires: ________________





[signatures continued on following page]

[signatures continued from previous page]



WITNESS                                     CHAPMAN SECURITY SYSTEMS, INC.


/s/ Dennis Kayes                        By: /s/ Rand Mueller
----------------------------------         ------------------------------------
Dennis Kayes                                 Name: Rand Mueller
                                                  -----------------------------
                                                   Title: President
                                                         ----------------------


Subscribed and sworn to before me this 11th day of June, 1997.

                                            ________________________________
                                            Notary Public, _______County, MI
                                            My Commission Expires: _________



WITNESS                                     ANES, INC. D/B/A ANES SECURITY, INC.


/s/ Dennis Kayes                        By: /s/ Rand Mueller
----------------------------------         ------------------------------------
Dennis Kayes                                 Name: Rand Mueller
                                                  -----------------------------
                                                   Title: President
                                                         ----------------------


Subscribed and sworn to before me this 11th day of June, 1997.

                                            ___________________________________
                                            Notary Public, _________ County, MI
                                            My Commission Expires: ____________



[signatures continued on following page]

[signatures continued from previous page]


WITNESS                                     INTERCEPT SYSTEMS, INC.



/s/ Dennis Kayes                        By: /s/ Rand Mueller
----------------------------------         ------------------------------------
Dennis Kayes                                 Name: Rand Mueller
                                                  -----------------------------
                                                   Title: President
                                                         ----------------------

Subscribed and sworn to before me this 11th day of June, 1997.

                                            ___________________________________
                                            Notary Public, _________ County, MI
                                            My Commission Expires: ____________

                           SCHEDULES AND EXHIBITS

Schedules

Schedule 4.5:       Litigation

Schedule 4.6:       Developments since December 31, 1996

Schedule 4.16       Material Adverse Events

Exhibits

Exhibit A:  Amended Revolving Credit Note

Exhibit B:  Amended Term Note A

Exhibit C:  Amended Term Note B

Exhibit D:  Revised March 31, 1997 Borrowing Base Calculation

Exhibit E:  June 2, 1997 Borrowing Base Certificate

Exhibit F:  Ineligible Accounts Receivable and Ineligible Inventory

Exhibit G:  Consolidated North America Business Plan

Exhibit H:  April 7 Term Sheet

Exhibit I:  Borrowing Base Certificate Template

Exhibit J:  Collateral Assignment of Proprietary Rights and Security Agreement

Exhibit K-1:  Certificate of Resolution of Code-Alarm

Exhibit K-2:  Certificate of Resolution of Tessco

Exhibit K-3:  Certificate of Resolution of Anes

Exhibit K-4:  Certificate of Resolution of Chapman

Exhibit K-5:  Certificate of Resolution of  Intercept

                            COUNSEL'S ACKNOWLEDGMENT

         I have represented the Parties in negotiating and executing the foregoing Amendment and Forbearance Agreement. I have explained the legal effect and ramifications of the Agreement to my clients. I am of the opinion that (1) the Agreement is valid, enforceable and binding according to its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally, and to general principals of equity, and (2) the Parties I represent executing this agreement in representative capacities are authorized to do so.



                                               /s/ Stuart E. Hertzberg
                                         --------------------------------------
                                                   Stuart E. Hertzberg